10f-3 REPORT

                        TRAVELERS SEREIS TRUST
                        QUALITY BOND PORTFOLIO

                 June 1, 2003 through December 31, 2003

                    Trade                                Purchase   % of
Issuer              Date     Selling Dealer Principal  Price     Issue(1)

Altria Group Inc., 10/30/2003 J.P. Morgan   $1,700,000  $99.493    0.66%A
  Notes, 5.625% due
  11/4/08

Hutchinson Whampoa 11/19/2003  Hong Kong     4,000,000  99.897     0.41B
  International,                  Shanghai
  Notes, 6.250%
  due 1/24/14

INTELSAT Ltd.,  10/31/2003  Morgan Stanley  1,500,000   99.694     0.43C
  Notes, 6.500% due
  11/1/13

Schering-Plough Corp. 11/21/2003  Merrill Lynch 1,700,000  99.631   0.26D
  Bonds, 5.3005 due
  12/1/13

SP Powerassets Ltd.,  10/16/2003Morgan Stanley  1.700,000   99.363  0.33E
  Notes, 5.000% due
  10/22/13

Telecom Italia,Notes, 10/22/2003  J.P. Morgan    2,700,000  99.742  0.27F
  5.250% due 11/15/13

Xcel Energy Inc., Sr. 6/19/2003   UBS Warburg    2,200,000 99.810  1.74G
  Notes, 3.400% due
  7/1/08



 (1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the offering.

A-Includes purchases of$1,600,000 by other affiliated mutual funds and discretionary accounts.
B-Includes purchases of$4,200,000 by other affiliated mutual funds and discretionary accounts.
C-Includes purchases of$1,500,000 by other affiliated mutual funds and discretionary accounts.
D-Includes purchases of$1,600,000 by other affiliated mutual funds and discretionary accounts.
E-Includes purchases of$1,600,000 by other affiliated mutual funds and discretionary accounts.
F-Includes purchases of$2,600,000 by other affiliated mutual funds and discretionary accounts.
G-Includes purchases of$1,200,000 by other affiliated mutual funds and discretionary accounts.


                                 10f-3 REPORT

                            TRAVELERS SEREIS TRUST
                        CONVERTIBLE SECURTIES PORTFOLIO

                 January 1, 2003 through June 30, 2003

                     Trade                                    % of
Issuer               Date    Selling Dealer    Amount   Price Issue(1)

Tyco Int. Group SA,  1/8/2003 Morgan Stanley  $300,000   $100.00  0.01%
    2.750% due 1/15/18

Tyco Int. Group SA,  1/8/2003 Morgan Stanley  1,700,000   100.00  0.11
    3.125% due 1/15/23

General Motors Corp., 3/1/2003 Morgan Stanley  75,000   25.00  0.12%(A)
    5.250% preferred



(1)Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the offering.

A - Includes purchases of $50,000 by other affiliated mutual funds.